                                                                    EXHIBIT 99.1




                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                    SEPTEMBER 30, 2002 AND DECEMBER 31, 2001





                                                              SEP 30     DEC 31
                                                               2002       2001
                                                              -------    -------
                                                               ($000 Omitted)
Investments, at market, partially restricted:
    Short-term investments                                     63,314     56,267
    U. S. Treasury and agency obligations                      54,971     39,168
    Municipal bonds                                           152,767    145,769
    Mortgage-backed securities                                  1,748      8,598
    Corporate bonds                                           140,625    121,122
    Equity securities                                           7,384     10,473
                                                              -------    -------

        TOTAL INVESTMENTS                                     420,809    381,397
                                                              =======    =======




NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.